Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment Number Two to the Registration Statement on Form S-1 of Axalta Coating Systems Ltd. of our report dated March 31, 2014, except for Note 25 to the combined financial statements, as to which the date is August 20, 2014, relating to the financial statements of DuPont Performance Coatings (Predecessor), a business formerly owned by E.I. du Pont de Nemours and Company and our report dated March 31, 2014, except for Note 25 and the earnings per common share data included in the consolidated statement of operations and in Note 14 to the consolidated financial statements, as to which the date is August 20, 2014, and the revision disclosed in Note 2, as to which the date is October 14, 2014, relating to the financial statements of Axalta Coating Systems Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

October 14, 2014